Consent of Independent Auditors




We consent to the reference of our firm under the caption "Experts" and to the use of our report dated February 8, 2001 with respect to the financial statements of American Enterprise Life Insurance Company and to the use of our report dated March 23, 2001 with respect to the financial statements of American Enterprise Variable Life Account (consisting of subaccounts VPBCA, VPBND, VPCPR, VPCMG, VPDEI, VPEXI, VPFIF, VPGRO, VPMGD, VPNDM, VPSCA, VACAP, VACDV, VAVAL,
VAPGR,  VATEC,  VAUGH,  VBCAS,  VWTEG, VFGRI, VFMDC, VFOVS, VFRES, VFMSS, VFISC,
VGCPG,  VGCUS,  VGGLI,  VGINE,  VJUDE, VLREQ, VLRIE, VMNDS, VMRES, VMUTS, VPGRI,
VPIGR, VPINO, VRMCC, VRPRM, VWISC and VWUSC), included in Post-Effective Amendment No. 2 to the Registration Statement (Form S-6, No. 333-84121) and related Prospectus for the registration of the American Express(R) Variable Universal Life Insurance Policies (SIG-VUL) to be offered by American Enterprise Life Insurance Company.






/s/  Ernst & Young LLP
Minneapolis, Minnesota
April 23, 2001